Exhibit 99.1

   SEMICONDUCTOR AND ELECTRONICS INDUSTRIES CHALLENGED BY THERMAL LIMITATIONS

     OnScreen to Commercialize WayCool Thermal Management Cooling Technology

PORTLAND, Ore. -- April 4, 2006 -- OnScreen Technologies(TM), Inc. (OTCBB:ONSC), a leading provider of innovative LED technology and solutions, today announced its plan to commercialize its patent pending WayCool thermal cooling technology, for applications within the semiconductor and electronics packaging industries. WayCool offers ground-breaking thermal management techniques that will help stem performance problems associated with heat dissipation.

OnScreen designed and developed advanced LED products utilizing thermal management technology to enable rapid cooling without active cooling devices such as fans, air conditioners or other mechanical aids. Based on the success in signage applications, OnScreen's research and development team began investigating other uses for this proprietary technology in thermally sensitive electronics. The goal of WayCool is to provide a means for designers of electronic systems and subsystems to transport heat effectively at very high rates increasing the performance and duty cycles of electronics. Additional benefits are anticipated to be realized in significant reductions in electrical and mechanical noise. The first WayCool prototype has been examined and tested for its effectiveness on cooling microprocessor based motherboards by Michael Schuette, PhD., Engineering Program Manager for TAEUS, a nationally recognized independent testing and validation laboratory.

 "One of the biggest challenges and limitations in the development of high-end desktop computers, workstations and gaming devices is the thermal dissipation associated with advanced processors," said Dr. Schuette. "Our testing showed that the first version of WayCool technology clearly demonstrated superior cooling capabilities. The most dramatic cooling effects were observed in the range in which high-end processors operate under full load. In actual daily use, these processors are rarely operated at full load."

Initial market potential evaluation by Principia Partners, a second external research firm, indicates the potential market opportunity for technology derived from WayCool in the two most popular brands of processors in the PC and server markets approaches $5.3 billion. Subsequent applications of cooling technology resulting from WayCool include electronic gaming devices, military weapon systems, radar systems, avionics and automotive computer systems. OnScreen has obtained provisional patents in the US for the technologies resulting from WayCool and have patents pending in North America, Asia and the European Union.

"We are very excited about the results from WayCool and are developing real-world solutions to solve the thermal barrier/heat dissipation issues presented by today's advanced electronics. We will begin licensing and commercializing WayCool thermal cooling technology later this year," said Charlie Baker, CEO and President of OnScreen.

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About OnScreen Technologies, Inc.:
OnScreen Technologies, Inc. (OTCBB:ONSC) using a revolutionary patent-pending technology, is developing next generation LED video displays to provide communication and display solutions for both commercial advertising and government agency signage markets, including The Department of Transportation, Homeland Security, law enforcement and emergency responders. The OnScreen(TM) technology produces LED display signs that are lighter, brighter and less expensive to install and support than current LED signs in the marketplace. More about OnScreen Technologies is available at http://www.onscreentech.com

Forward Looking Statements
This press release contains forward-looking statements that may be identified by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. Actual results may differ materially from the predictions discussed. Additional factors that materially affect forward-looking statements include general economic and business conditions; the future results of projected contracts being executed; changes in the marketplace through zoning and government regulations involving LED (light emitting diodes); the success of our brand awareness campaign; ability to raise capital; competition; ability to build strategic relationships with manufacturers and/or customers; the protection of our intellectual property rights; and other factors over which the Company has little or no control, including those that the Company incorporates by reference in its Form 8-Ks, 10-Ks, and 10-Qs that it files periodically with the SEC.

Media Contact:
OnScreen Technologies, Inc.,
Linda Ferguson, 503-417-1700 ext. 141,  Lferguson@onscreentech.com

OnScreen Technologies, Inc.
Vice President, Public and Investor Relations
600 NW 14th Avenue, Suite 100
Portland, OR  97209
503-417-1700 x 141
lferguson@onscreentech.com